As filed with the Securities and Exchange Commission on August 16, 2001
                            File No. 333-___________
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact Name of Registrant as Specified in its Charter)



        Nevada                                  87-0462881
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(State or Other Jurisdiction                 (IRS Employer ID No.)
of Incorporation or Organization)



600 East Las Colinas Blvd., Suite 1100, Irving, Texas                75039
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     (Address of Principal Executive Offices)                      (Zip Code)


                         Magnum Hunter Resources, Inc.
              2000 Non-qualified Employee Stock Option Agreements
-------------------------------------------------------------------------------
                            (Full Title of the Plan)


                         Morgan F. Johnston, Secretary,
          600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039
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                     (Name and Address of Agent For Service)

                                 (972) 401-0752
-------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed             Proposed            Amount
                                                    Amount            Maximum             Maximum               of
                                                     to be        Offering Price         Aggregate         Registration
     Title of Securities to be Registered         Registered       Per Share (1)       Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------------
   Common Stock, $0.002 par value per share        1,592,500          $8.00              $12,740,000          $3,185.00


     (1) Estimated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the weighted average exercise price of the various stock option agreements.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information. *
         ----------------

Item 2.  Registrant Information and Employee Plan Annual Information. *
         -----------------------------------------------------------

-----------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Certain Documents by Reference.
                  -----------------------------------------------

     Magnum Hunter Resources, Inc. (the "Registrant") incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission"). The Securities and Exchange Commission allows us to "incorporate by reference" other documents filed with the Securities and Exchange Commission, which means that we can disclose important information to you by referring you to other documents. The documents that are incorporated by reference are legally considered to be a part of this Registrant Statement.

     The following documents are incorporated by reference into the Registration
Statement:

     (1) Annual Report on Form 10-K for the year ended December 31, 2000;

     (2) Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001;

     (3) Definitive Proxy Statement relating to our 2001 annual meeting of stockholders;

     (4) The description of the Company's common stock which is contained in the Company's Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and

     (5) Any filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this Registration Statement and the expiration of this offering.

     As you read the above documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Registration Statement, you should rely on the statements made in the most recent document.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated as by reference herein and to be part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement. Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, the Company will provide without charge to such person a copy of any and all documents (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents) that have been incorporated by reference into this Registration Statement but not delivered herewith. Requests for such documents should be addressed to Magnum Hunter Resources, Inc., 600 E. Las Colinas Blvd., Suite 1100, Irving, Texas 75039, Attention: Corporate Secretary, (972) 401-0752.

Item 4.           Description of Securities.
                  -------------------------

     Not Applicable.

Item 5.           Interests of Named Experts and Counsel.
                  --------------------------------------

     The validity of the issuance of the securities registered pursuant to this registration statement is being passed upon for the Company by Morgan F. Johnston, Vice President, General Counsel and Secretary.

Item 6.           Indemnification of Directors and Officers.
                  -----------------------------------------

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances. The Company's by-laws indemnify its Officers and Directors to the full extent permitted by Nevada law. The by-laws with certain exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages, and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7.           Exemption from Registration Claimed.
                  -----------------------------------

     Not Applicable.

Item 8.           Exhibits.
                  --------

4.1      Form of Magnum Hunter Resources, Inc. 2000 Non-qualified Employee
           Stock Option Agreement
5.1      Opinion of Morgan F. Johnston, Esq. regarding legality
           (including consent)
23.1     Consent of Morgan F. Johnston (included as part of Exhibit 5.1)
23.2     Consent of Deloitte & Touche LLP
24.1     Power of Attorney (included on signature page of this Registration
           Statement)

Item 9.           Undertakings.
                  ------------

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the Form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     [Rest of page intentionally left blank]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irving, State of Texas, on the 16th day of August, 2001.

MAGNUM HUNTER RESOURCES, INC.

BY: /s/  Gary C. Evans
   -------------------------------------------------------
   Gary C. Evans, President

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Magnum Hunter Resources, Inc. (the "Company"), a Nevada corporation, hereby constitutes and appoints Gary C. Evans and Morgan F. Johnston, and each of them, his or her true and lawful attorneys-in-fact to sign on his or her behalf, as a director or officer, as the case may be, of the Company, a Registration Statement(s) of Form S-8 (the "Registration Statement") with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, any or all amendments and any or all post-effective amendments to the Registration Statement whether on Form S-8 or otherwise, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  on  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                         Title                                  Date
-------------------------------------------------------------------------------------------------------------------

/s/ Gary C. Evans                            Chief Executive Officer,                    August 16, 2001
----------------------------------------     President and Director
Gary C.  Evans

/s/ Chris Tong                               Senior Vice President and                   August 16, 2001
----------------------------------------     Chief Financial Officer
Chris Tong

/s/ David S. Krueger                         Vice President and                          August 16, 2001
---------------------------------------      Chief Accounting Officer
David S. Krueger

/s/ Gerald W. Bolfing                        Director                                    August 16, 2001
---------------------------------------
Gerald W. Bolfing

/s/ Jerry Box                                Director                                    August 16, 2001
---------------------------------------
Jerry Box

/s/ Oscar C. Lindemann                       Director                                    August 16, 2001
---------------------------------------
Oscar C. Lindemann

/s/ John H. Trescot, Jr.                     Director                                    August 16, 2001
---------------------------------------
John H. Trescot, Jr.

/s/ James E. Upfield                         Director                                    August 16, 2001
---------------------------------------
James E. Upfield